UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 South Henry Street, Suite 100 Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SOHO	The NASDAQ Stock Market LLC
8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOB	The NASDAQ Stock Market LLC
7.875% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOO	The NASDAQ Stock Market LLC

8.25% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sotherly Hotels Inc. ☐ Sotherly Hotels LP ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2024, Sotherly Hotels Inc., a Maryland corporation (the “Company”), Sotherly Hotels LP, a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”), and MHI Hospitality TRS, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Operating Partnership (the “TRS” and, together with the Company and the Operating Partnership and their respective subsidiaries, “we,” “our,” and “us”) entered into an Amended and Restated Master Agreement (the “A&R Master Agreement”) with Our Town Hospitality LLC, a Virginia limited liability company (“Our Town”). The A&R Master Agreement amends, restates, and replaces the Master Agreement by and among the Company, the Operating Partnership, the TRS, Newport Hospitality Group, Inc. and Our Town dated September 6, 2019 and its amendments (the “Original Agreement”), which were previously filed as exhibits to our Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 9, 2019, December 16, 2019, June 9, 2021 and April 27, 2022.

Pursuant to the A&R Master Agreement, (i) certain terms of the Original Agreement that are no longer relevant to the relationship between the parties were removed, including governance and personnel requirements for Our Town, a guarantee to Our Town of a minimum net operating income, the concept of management fee advances, and certain other clean up items; (ii) the individual hotel management agreements were amended to add a definition for “bona fide sale”; and (iii) the form of hotel management agreement was updated and amended.

Currently, David R. Folsom, our President and Chief Executive Officer and a member of our Board of Directors, directly or indirectly, owns 6.6% of the outstanding membership interests in Our Town; Andrew M. Sims, our Chairman and a member of our Board of Directors, directly or indirectly, owns 66.4% of the outstanding membership interests in Our Town; and Andrew M. Sims Jr., our Vice President - Operations & Investor Relations, directly or indirectly owns 15.0% of the outstanding membership interests in Our Town. Each of Mr. Folsom, Mr. Sims, and Mr. Sims Jr. also serve on the Our Town board of directors. The Company’s audit committee considered and approved the A&R Master Agreement and the related party aspects of those transactions arising from Mr. Folsom’s, Mr. Sims’, and Mr. Sims Jr.’s collective ownership of Our Town and their positions on Our Town’s board of directors.

The foregoing summary description of the A&R Master Agreement, including the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the A&R Master Agreement, which is filed herewith and incorporated by reference hereto as Exhibit 10.22.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.22	Amended and Restated Master Agreement by and among Sotherly Hotels Inc., Sotherly Hotels LP, MHI Hospitality TRS, LLC, and Our Town Hospitality LLC, dated November 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 7, 2024	SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer
SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer